SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): November 13, 2006

NEW GENERATION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24623	13-4056896
----------------------------	-----------	------------------
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

245 Park Avenue
New York, New York 10167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 13, 2006, Jacques Mot, the Registrant’s Chairman of the Board and Chief Executive Officer, concluded that the Registrant’s financial statements for the year ended December 31, 2005 and the three and six month periods ended March 31, 2006 and June 30, 2006, respectively, should no longer be relied upon. This conclusion was based on conversations between the Registrant’s independent auditors, interim Chief Financial Officer and Chief Executive Officer pursuant to which it was determined that the Registrant's convertible note in favor of Mr. Mot should be classified as conventional convertible debt and the embedded beneficial conversion feature as permanent equity based on the fact that, by its terms, the note is convertible into a fixed number of common shares.

Accordingly, the Registrant will restate its: (i) audited financial statements disclosing the reclassification of Mr. Mot's debt in an amendment to its Form 10-KSB for the annual period ended December 31, 2005; and (ii) unaudited financial statements disclosing the reclassification Mr. Mot's debt in an amendment to its Forms 10-QSB for the quarterly periods ended March 31, 2006 and June 30, 2006.

Authorized officers of the Registrant discussed this matter with the Registrant's independent public accounting firm who agreed that the Registrant's financial statements for the year ended December 31, 2005 and the quarterly periods ended March 31, 2006 and June 30, 2006 could not be relied upon and needed to be restated. The Registrant is in discussions with the staff of the Securities and Exchange Commission and expects to file the aforementioned amendments in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION HOLDINGS, INC.

Dated: November 15, 2006	By:	/s/ Jacques Mot
Jacques Mot
Chief Executive Officer and Chairman of the Board